REVISED AGREEMENT of ASSIGNMENT and TRANSFER
             For Units of Investor Limited Partnership Interests in
                           Krupp Realty Fund, Ltd. III


Please make any corrections to name/mailing address in space above.

I hereby tender to KRF3 Acquisition Company, L.L.C., a Delaware limited liability company ("KRF3"), the number of Units of Investor Limited Partnership Interests (as defined in the Partnership Agreement, defined hereinafter) set forth above (including any and all other Units or other securities issued or issuable in respect of such Unit on or after the date hereof) (collectively, the "Units") in Krupp Realty Fund, Ltd.___III, a Massachusetts limited partnership (the "Partnership"), for $550.00 per Unit in cash, without any interest thereon, (reduced by the amount of any cash distributions made to me by the Partnership on or after May___14, 1999) in accordance with the terms and subject to the conditions of KRF3's Offer to Purchase attached as Exhibit___(a)(1) to Schedule ___14D1 dated May___14, 1999, the Supplement to the Offer to Purchase dated May 14, 1999 and Supplement No. 2 to the Offer to Purchase dated June 11, 1999 (collectively, the "Offer to Purchase") and this revised Agreement of Assignment and Transfer (which, together with the Offer to Purchase and any supplements or amendments, constitutes the "Offer"). I acknowledge that I have received the Offer to Purchase. The Offer and the withdrawal rights (described further in the Offer to Purchase "The Offer - Section 4. Withdrawal Rights") will remain open until 12:00___p.m. New York City time on June___18, 1999, subject to extension at the discretion of KRF3 (as discussed in the Offer to Purchase "The Offer -
Section 5. Extension of Tender Period; Termination; and Amendment"). It is understood that payment for the Units tendered hereby will be made by check mailed to me at the above address promptly after the date of the Partnership's confirmation that the transfer of the Units to KRF3 is effective, subject to "The Offer - Section___4. Withdrawal Rights" contained in the Offer to Purchase. The Offer is subject to "The Offer - Section___8. Conditions of the Offer in the Offer to Purchase."

Subject to, and effective upon, acceptance of this Agreement of Assignment and Transfer and payment for the Units tendered hereby in accordance with the terms and subject to the conditions of the Offer (the "Purchase Date"), I hereby sell, assign, transfer, convey and deliver to KRF3, all of my right, title and interest in and to the Units tendered hereby and accepted for payment pursuant to the Offer and any and all noncash distributions, other Units or other securities issued or issuable in respect thereof on such date, including, without limitation, to the extent that they exist, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever and whenever distributable or allocable to the Units under the Partnership's limited partnership agreement (the "Partnership Agreement"), (i)___unconditionally to the extent that the rights appurtenant to the Units may be transferred and conveyed without the consent of the General Partners of the Partnership (the "General Partners"), and (ii)___in the event that KRF3 (which is an affiliate of the General Partners) elects to become a substitute limited partner of the Partnership, subject to the consent of the General Partners to the extent such consent may be required in order for KRF3 to become a substitute limited partner of the Partnership.

It is my intention that KRF3 and its designees, if any of them so elects, succeed to my interest as a Substitute Limited Partner (as defined in Section___7.5 of the Partnership Agreement) in my place with respect to the transferred Units. It is my understanding, and I hereby acknowledge and agree, that KRF3 and its designees shall be entitled to receive all distributions or other property from the Partnership attributable to the transferred Units that are made on or after the Purchase Date, including, without limitation, all distributions of distributable cash flow and net cash proceeds, without regard to whether the cash or other property that is included in any such distribution was received by the Partnership before or after the Purchase Date and without regard to whether the applicable sale, financing, refinancing or other disposition took place before or after the Purchase Date. It is my further understanding, and I further acknowledge and agree, that the taxable income and taxable loss attributable to the transferred Units with respect to the taxable period in which the Purchase Date occurs shall be divided among and allocated between me and KRF3 and its designees as provided in the Partnership Agreement, or in accordance with such other lawful allocation methodology as may be agreed upon by the Partnership and KRF3. I represent and warrant that I have the full right, power and authority to transfer the subject Units and to execute this Agreement of Assignment and Transfer and all other documents executed in connection herewith without the joinder of any other person or party, and if I am executing this Agreement of Assignment and Transfer or any other document in connection herewith on behalf of a business or other entity other than an individual person, I have the right, power and authority to execute such documents on behalf of such entity without the joinder of any other person or party.

Subject to "The Offer - Section___4. Withdrawal Rights" contained in the Offer to Purchase, I hereby irrevocably constitute and appoint KRF3 and its designees as my true and lawful agent and attorneysinfact and proxies with respect to the Units (and with respect to any and all other Units or other securities issued or issuable in respect of such Unit on or after the date hereof), each with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i)___exercise all my voting and other rights as any such attorneyinfact in their sole discretion may deem proper at any meeting of Unitholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise; (ii)___act in any manner as any such attorneyinfact shall, in its sole discretion, deem proper with respect to the Units; (iii)___deliver the Units and transfer ownership of the Units on the Partnership's books maintained by the General Partners;
(iv)___endorse, on my behalf, any and all payments received by KRF3 from the Partnership that are made on or after the Purchase Date, which are made payable to me, in favor of KRF3 or any other payee KRF3 otherwise designates;
(v)___execute on my behalf any applications for transfer and any distribution allocation agreements required by National Association of Securities Dealers Notice to Members 9614 to give effect to the transactions contemplated by this Agreement; (vi)___receive all benefits and cash distributions after the Purchase Date; (vii)___otherwise exercise all rights of beneficial ownership of the Units; and (viii)___direct the General Partners to immediately change the address of record of the registered owner of the transferred Units to that of KRF3, as my attorney-infact. KRF3 and its designees are further authorized, as part of their powers as my attorneysinfact with respect to the Units, to commence any litigation that KRF3 and its designees, in their sole discretion, deem necessary to enforce any exercise of KRF3's or such designees powers as my attorneysinfact as set forth herein. KRF3 or its designees shall not be required to post bond of any nature in connection with this power of attorney. I hereby direct the Partnership and the General Partners to remit to KRF3 and its designees any distributions made by the Partnership with respect to the Units on or after the Purchase Date. To the extent that any distributions are made by the Partnership with respect to the Units on or after the Purchase Date, which are received by me, I agree to promptly pay over such distributions to KRF3. I further agree to pay any costs incurred by KRF3 and its designees in connection with the enforcement of any of my obligations hereunder or my breach of any of the agreements, representations and warranties made by me herein. All prior powers of attorney and proxies granted by me with respect to the Units (and such other Units or securities) are, without further action, hereby revoked and no subsequent powers of attorney or proxies may be given and no subsequent consent may be executed (and if given or executed, will not be deemed effective).

By executing and returning the Agreement of Assignment and Transfer, a Unitholder will be representing that either (a)the Unitholder is not a plan subject to Title___I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section___4975 of the Code, or an entity deemed to hold "plan assets" within the meaning of 29___C.F.R. Section___2510.3___101 of any such plan; or (b)___the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section___406 of ERISA or Section___4975 of the Code.


I hereby direct the General Partners to immediately change my address of record as the registered owner of the Units to be transferred herein to that of KRF3 or its designees, conditional solely upon KRF3's execution of this Agreement.

If legal title to the Units is held through an IRA or KEOGH or similar account, I understand that this Agreement must be signed by the custodian of such IRA or KEOGH account. Furthermore, I hereby authorize and direct the custodian of such IRA or KEOGH to confirm this Agreement.

I hereby represent and warrant to KRF3 that I (i)___have received and reviewed the Offer to Purchase and (ii)___own the Units and have full power and authority to validly sell, assign, transfer, convey and deliver to KRF3 and its designees the Units, and that effective when the Units are accepted for payment by KRF3 and its designees, I hereby convey to KRF3 and its designees, and KRF3 and its designees will hereby acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the Units will not be subject to any adverse claim. I further represent and warrant that I am a "United States person," as defined in Section___7701(a)(30) of the Internal Revenue Code of 1986, as amended.

I hereby release and discharge the General Partners and its officers, partners, members, managers, shareholders, directors, employees and agents from all actions, causes of action, claims or demands I have, or may have, against the General Partners that result from the General Partners reliance on this Agreement of Assignment and Transfer or any of the terms and conditions contained herein. I hereby indemnify and hold harmless KRF3 and the Partnership from and against all claims, demands, damages, losses, obligations and responsibilities arising, directly or indirectly, out of a breach of any one or more representations and warranties set forth herein.

All authority herein conferred or agreed to be conferred shall survive my death or incapacity and all of my obligations shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. In addition, I hereby agree not to offer, sell or accept any offer to purchase any or all of the Units to or from any third party while the Offer remains open. Upon request, I will execute and deliver any additional documents deemed by KRF3 and its designees to be necessary or desirable to complete the assignment, transfer and purchase of the Units.

I hereby certify, under penalties of perjury, that the statements in Box___A below are true and correct.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. I waive any claim that any State or Federal court located in the State of Delaware is an inconvenient forum, and waive any right to trial by jury.

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
                                        SIGN HERE TO TENDER YOUR UNITS
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                                                     Box A
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
Date:               1999                                         Units to be tendered: All (If you desire to
                                                                 sell less than all of your units, strike all
                                                                 and indicate the number of units to be
                                                                 sold.)

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Your Social Security or Taxpayer        Your Signature:               Signature of Co-Seller(if applicable):
Identification Number:


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Please note: A Medallion Guarantee is required by all sellers, it's similar to a notary, but is provided by your bank or brokerage house where you have your account.

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                        Box B Medallion Signature Guarantee: (Required by all Sellers)
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Name of Bank or Brokerage House:

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Authorized Signature of Bank or Brokerage House Representative:

Name:                                   Title:                        Date: ___________________, 1999

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AGREED TO AND ACCEPTED:
KRF3 Acquisition Company, L.L.C.,

By:_____________________________________________

KRF3 Acquisition Company, L.L.C., One Beacon Street Suite 1500, Boston, Massachusetts 02108
Telephone Number: 1 (800) 605 6774, Fax (617) 574-8312
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